Exhibit 5.1

GREENBERG TRAURIG, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

April 29, 2024

TFF Pharmaceuticals, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to TFF Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (a) 2,622,950 shares (each, a “Share” and collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), together with 2,622,950 Series B common warrants (each, a “Warrant” and collectively, the “Warrants”), each exercisable for one share of Common Stock (each, a “Warrant Share” and collectively, the “Warrants Shares”), or in lieu of Shares, (b) 2,622,950 pre-funded warrants (the “Pre-Funded Warrants”), each exercisable for one share of Common Stock (each, a “Pre-Funded Warrant Share” and collectively, the “Pre-Funded Warrant Shares”), and (ii) up to 183,606 warrants to be issued to the placement agent (the “Placement Agent Warrants”), each exercisable for one share of Common Stock (each, a “Placement Agent Warrant Share” and collectively, the “Placement Agent Warrant Shares,” and together with the Warrants, Pre-Funded Warrants, Pre-Funded Warrant Shares and Placement Agent Warrants, the “Securities.”

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, forms of the Second Amended and Restated Certificate of Incorporation, as further amended to date, the First Amended and Restated Bylaws of the Company currently in effect, and the corporate action of the Company that provides for the issuance of the Common Shares, and we have made such other investigation as we have deemed appropriate.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

(i)	The Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(ii)	The Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company;

(iii)	The Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(iv)	The Pre-Funded Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company;

(v)	The Pre-Funded Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Pre-Funded Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(vi)	The Placement Agent Warrants, when issued against payment therefor, will constitute the legal, valid and binding obligations of the Company; and

(vii)	The Placement Agent Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, sold and delivered by the Company pursuant to the Placement Agent Warrants against payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus made part of the Registration Statement.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP